Exhibit 31.2

Certifications

I, Donald Dickerson, certify that:

1.	I have reviewed this Form 10-K/A for the year ended December 31, 2018, of Creative Medical Technology Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 20, 2019

/s/ Donald Dickerson
Donald Dickerson, Chief Financial Officer
(Principal Financial and Accounting Officer)